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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We hereby consent to the reference to us in this Registration Statement on Form N-1A under the heading "Investment Advisory and Other Services -- Independent Registered Public Accounting Firm" relating to GMO Alternative Asset Opportunity Fund.



/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

New York, New York
March 23, 2005